UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 31, 2018

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Series A Senior Perpetual Preferred Stock Subscription Agreement:

On May 31, 2018, IMH Financial Corporation (the “Company”) entered into a Series A Senior Perpetual Preferred Stock Subscription Agreement (the “Subscription Agreement”) with JPMorgan Chase Funding Inc. (“JPM Funding”). Pursuant to the Subscription Agreement, JPM Funding agreed to purchase 22,000 shares of Series A Senior Perpetual Preferred Stock, $0.01 par value per share, of the Company (the “Series A Preferred Stock”, at a purchase price of $1,000.00 per share (the “Face Value”), for a total purchase price of $22,000,000.00. The Subscription Agreement contains various representations, warranties and other obligations and terms that are commonly contained in a subscription agreement of this nature. The Company intends to use the proceeds from the sale of these shares for general corporate purposes.

The Subscription Agreement is attached as Exhibit 10.1 to this Current Report and the description of the Subscription Agreement in this Item 1.01 is qualified in its entirety by reference to such agreement.

Rights and Preferences of the Series A Preferred Stock:

The description below provides a summary of certain material terms of the Series A Preferred Stock issued pursuant to the Subscription Agreement. The ensuing description is qualified in its entirety by reference to the text of the Certificate of Designation of Series A Senior Perpetual Preferred Stock of the Company (the “Certificate of Designation”) which is attached as Exhibit 3.1 to this Current Report. Capitalized terms not otherwise defined in this Current Report shall have the meaning ascribed to such terms in the Certificate of Designation.

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Ranking. The Series A Preferred Stock shall, with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Corporation, rank senior to all other classes or series of shares of the Company’s preferred and common stock and to all other equity securities issued by the Company from time to time (collectively referred to herein as the “Junior Securities”).

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Dividends. Dividends on the Series A Preferred Stock are cumulative and accrue from the issue date at the rate of 7.5% of the issue price per year, payable quarterly in arrears on or before the last day of each calendar quarter. If any dividends or other amounts treated for U.S. federal tax income purposes as distributions with respect to the Series A Preferred Stock (“Distributions”) paid to a person treated as a corporation for U.S. federal income tax purposes that holds Series A Preferred Stock (a “Corporate Holder”) do not qualify in whole or in part for the benefit of the dividends received deduction (the “DRD”) under Section 243 of the Internal Revenue Code of 1986, as amended (the “Code”) because the Company does not have sufficient earnings and profits for U.S. federal income tax purposes with respect to all or a portion of such Distributions, then the Company shall make an additional distribution to such Corporate Holder as described in the Certificate of Designation of Series A Senior Perpetual Preferred Stock (the “Certificate of Designation”), but effectively in an amount equal to the tax benefit that would have otherwise been received by the Corporate Holder if the Distribution did qualify for the DRD (the “DRD Gross-Up Distribution”). If a Corporate Holder receives any dividend, Distribution (including any DRD Gross-Up Distribution) or other payment treated as a dividend under the Code that constitutes in whole or in part an “extraordinary dividend” under Section 1059(c)(1) of the Code or would otherwise be subject to Section 1059 of the Code (an “Extraordinary Dividend”), then the Company shall make an additional distribution to such Corporate Holder as described in the Certificate of Designation, but effectively in an amount equal to the tax benefit that would have otherwise been received by the Corporate Holder if the dividend, Distribution or other payment did not constitute an Extraordinary Dividend under Section 1059 of the Code (the “Section 1059 Gross-Up Distribution”). No Section 1059 Gross‑Up Distribution shall be payable with respect to any dividend or distribution paid after the second (2nd) anniversary of the initial issuance of the Series A Preferred Stock to any Corporate Holder other than JPM Funding. The Company may elect to pay a DRD Gross-Up Distribution or a Section 1059 Gross‑Up Distribution either in additional shares of Series A Preferred Stock having an aggregate Face Value equal to such DRD Gross-Up Distribution or Section 1059 Gross‑Up Distribution, respectively, or in cash, except that in connection with or following the disposition of the Series A Preferred Stock by such Corporate Holder, such payments shall be made in cash.

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Liquidation Preference. Upon a Liquidation Event or a Deemed Liquidation Event of the Company, before any payment or distribution shall be made to or set apart for the holders of any Junior Securities, holders of Series A Preferred Stock will be entitled to receive a liquidation preference equal to the sum of the Face Value of the Series A Preferred Stock plus all accrued and unpaid dividends.

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Company Call Right. On or after the fifth (5th) anniversary of the original issue date of the Series A Preferred Stock (the “Redemption Date”), the Company may elect to redeem, at any time, all but not less than all of the shares of Series A Preferred Stock for cash at a price (the “Redemption Price”) equal to the sum of the Face Value of the Series A Preferred Stock plus all accrued and unpaid dividends thereon.

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Holder Put Right. On or after the Redemption Date, each holder of Series A Preferred Stock may, at any time, require the Company to redeem all but not less than all of the shares of Series A Preferred Stock held by such holder for cash at the Redemption Price.

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Acceleration of Put Right. If the Company is required to redeem any shares of Junior Securities as a result of a noncompliance event pursuant to the terms of (A) the Series B Certificate or (B) the Second Amended and Restated Investment Agreement (the “Investment Agreement”) (each, a “Put Acceleration Event”), the Company shall promptly notify the holders of the Series A Preferred Stock in writing of such requirement (“Acceleration Notice”), and each Holder may elect, by delivering a Put Notice to the Company within 180 days of receipt of such Acceleration Notice, to exercise the Put Right as if the date of such occurrence were the Redemption Date.

▪	Voting Rights. The holders of the Series A Preferred Stock shall not be entitled to vote on any matter submitted to the stockholders of the Company for a vote.

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Consent Rights. So long as there are at least 11,000 shares of the Series A Preferred Stock outstanding, consent of the Holders of a majority of the outstanding shares of Series A Preferred Stock shall be required to (i) alter any provision of the Certificate of Incorporation, the bylaws or the Series B Certificate, of the Company, to the extent such alteration would adversely alter the rights, preferences privileges or powers of or restrictions on the Series A Preferred Stock or (ii) authorize or create (by reclassification or otherwise) any new class or series of equity securities, or securities convertible, exercisable or exchangeable for any equity securities, having rights, preferences or privileges with respect to dividends or liquidation senior to or on a parity with the Series A Preferred Stock.

The foregoing description is qualified in its entirety by reference to the text of the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report.

Second Amended and Restated Investment Agreement

On May 31, 2018, concurrent with the execution of the Subscription Agreement, the Company, JCP Realty Partners, LLC (“JCP”), Juniper NVM, LLC (“Juniper”, and together with JCP, “Juniper Parties”), and JPM Funding (together with the Juniper Parties, the “Preferred Stock Investors”) entered into a Second Amended and Restated Investment Agreement (the “Investment Agreement”) pursuant to which the Company made certain representations and agreed to abide by certain covenants, including, but not limited to, (i) a covenant that the Company take all commercially reasonable actions as are reasonably necessary for the Company to be eligible to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), commonly referred to as the “Real Estate Exemption” and to use its best efforts to remain eligible to rely on that exemption at all times thereafter; and (ii) a covenant that the Company, within five (5) days of filing a quarterly or annual report with the SEC, deliver to the Preferred Stock Investors a written statement setting forth in reasonable detail the information and calculations reasonably necessary for the Preferred Stock Investors to determine whether the Company is then in compliance with the Real Estate Exemption or in the event the Company is not then in compliance, cause to be delivered a written opinion of the Company’s outside legal counsel that the Company is not an investment company as defined in Section 3(a)(1) of the Investment Company Act without relying on an exclusion from the definition of “investment company” in Section 3(b) or Section 3(c) of the Investment Company Act or an exclusion in any rule promulgated under the Investment Company Act. The Investment Agreement further provides that the Company may not take any action, the result of which would reasonably be expected to cause the Company to become ineligible for the Real Estate Exemption without the prior written consent of the Preferred Stock Investors. The Company further agreed to refrain from taking certain actions prohibited by Section 13 of the Bank Holding Company Act of 1956, as amended (the “BHCA”), and the rules and regulations adopted thereunder, until such time as JPM Funding determines, in its sole discretion, that JPM Funding could not be deemed to be an affiliate of the Company for purposes of the BHCA. In the event JPM Funding determines, in its sole discretion, that the Company violates any of the above covenants, and that violation is not cured within the period of time specified in the Investment Agreement, the Preferred Stock Investors have the right to demand that the Company purchase all of their Series B Preferred Shares at the Required Redemption Price as set forth in the Preferred Series B Certificate of Designation.

The foregoing description is qualified in its entirety by reference to the text of the Investment Agreement, which is filed as Exhibit 10.2 to this Current Report.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the transaction and agreements generally described in this Current Report, the Company effected the following sale of equity securities that were not registered pursuant to the Securities Act of 1933, as amended (“1933 Act”):

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On May 31, 2018, the Company issued 22,000 shares of Series A Preferred Stock pursuant to the terms of the Subscription Agreement. The issuance of the Series A Preferred Stock was effected pursuant to Section 4(a)(2) of the 1933 Act and Rule 506(b) promulgated thereunder as the Company (i) relied on JPM Funding’s representations that it is an “accredited investor” as that term is defined in Rule 501 promulgated under the 1933 Act; (ii) did not engage in any public advertising or general solicitation in connection with the offer and sale of such shares; (iii) reasonably believed that JPM Funding had access to all information about the Company it deemed necessary and understood the risks of acquiring the shares of Series A Preferred Stock for investment purposes; and (iv) believed that JPM Funding acquired such shares for its own account. No commissions or other remuneration was paid in connection with this issuance.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A Preferred Stock Certificate of Designation:

The Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the “Certificate of Incorporation”) authorizes the issuance of 100,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). In connection with the issuance of the Series A Preferred Stock, we filed with the Secretary of State of the State of Delaware the Certificate of Designation, certain material terms of which are discussed in Item 1.01 above. Pursuant to the Certificate of Designation, the Company is authorized to issue an aggregate of 22,000 shares of Series A Preferred Stock. The Certificate of Designation was effective on May 31, 2018.

The above summary of the Certificate of Designation and the summary of the terms of the Series A Preferred Stock in Item 1.01 are qualified in their entirety by reference to the Certificate of Designation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits	Exhibit Description

3.1	Certificate of Designation of Series A Senior Perpetual Preferred Stock of IMH Financial Corporation.

10.1	Series A Senior Perpetual Preferred Stock Subscription Agreement between IMH Financial Corporation and JPMorgan Chase Funding Inc., dated May 31, 2018.

10.2	Second Amended and Restated Investment Agreement between IMH Financial Corporation, Juniper NVM, LLC, JCP Realty Partners, LLC, and JPMorgan Chase Funding Inc., dated May 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 4, 2018

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer